Exhibit 99.1

BancFirst Corporation

101 NORTH BROADWAY

OKLAHOMA CITY, OKLAHOMA 73102

PRESS RELEASE

For Immediate Release: Tuesday, June 14, 2005

For further information call Jay Hannah, Communications Officer at (405) 270-1007

BancFirst Reports Discovery of Loss

Oklahoma City, Oklahoma - BancFirst Corporation (NASDAQ NMS:BANF) reported today that it has discovered a $3.25 million cash shortfall in one of its branches. Management could not discuss the circumstances surrounding the disappearance, but said authorities have been notified and an investigation is underway. The loss did not involve customer accounts or any customer information. The Company has notified its insurance carrier and expects to recover the full amount of the loss through a bond claim, less the deductible on the Company’s insurance policy. The amount of the deductible is $250,000, which will be recorded in the Company’s second quarter financial results.

This press release may include forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) with respect to earnings, credit quality, corporate objectives, interest rates and other financial and business matters. The Company cautions readers that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, including economic conditions, the performance of financial markets and interest rates; legislative and regulatory actions and reforms; competition; as well as other factors, all of which change over time. Actual results may differ materially from forward-looking statements.